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                            SCHEDULE 14A INFORMATION
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                                      1934

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                                NET2PHONE, INC.
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Net2Phone Updates Shareholders on AT&T Transaction

Company expects AT&T investment to close in August, 2000 at start of new fiscal year

HACKENSACK, NJ - June 7, 2000 --- Net2Phone Inc. (NASDAQ: NTOP) announced today that it is calling a special meeting of its stockholders, to be held Thursday July 6, 2000 at 9:00 am local time at what is to become its new headquarters at 520 Broad Street, Newark, New Jersey, for its stockholders of record on June 2, 2000.

At the meeting, stockholders will act on a proposed amendment to Net2Phone's Certificate of Incorporation to increase the authorized shares of Class A Common Stock by 4,000,000 shares for the purpose of selling those shares to a company that will initially be majority-owned by AT&T Corp. (NYSE: T) for an aggregate purchase price of $300,000,000 and to take the other stockholder actions required to implement Net2Phone's and IDT Corporation's transactions with AT&T Corp. that was announced on March 31, 2000, as well as to increase the number of shares authorized for issuance under Net2Phone's stock option plan.

Net2Phone has filed with the Securities and Exchange Commission a proxy statement containing information about the matters outlined above. Please read the proxy statement and other relevant documents filed with the SEC because they contain important information. Our stockholders can obtain the proxy statement and other documents filed by us for free at the SEC Internet site at http://www.sec.gov. The proxy statement is being mailed to our stockholders the week of June 5, 2000; proxies are being solicited by our Board of Directors. Our stockholders may obtain copies of the proxy statement and other documents, including our Forms 10-K, 10-Q and 8-K, without charge, excluding exhibits, by requesting them in writing or by telephone from Chris Wozny, Net2Phone Investor Relations, 201-530-4064.

Separately, IDT Corporation and Net2Phone announced that the waiting periods with respect to their required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have expired. The companies are now working toward a proposed closing of their transactions with AT&T in early August 2000, in the event that the required stockholder approvals are obtained.

Net2Phone is a leading provider of voice-enhanced Internet communications services to individuals and businesses worldwide. Net2Phone enables people to place low-cost high quality calls from their computer, telephone, or fax machine to any telephone or fax machine in the world. Net2Phone develops and markets technology and services for IP voice and e-commerce solutions for the web and other IP networks. For more information about Net2Phone's products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, among other things, Net2Phone's expected operating performance for the three months ending July 31, 2000 and thereafter. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, satisfaction of closing conditions, changes of rates of all related telco rates and services, legislation that may affect the Internet telephony industry, and Net2Phone's ability to operate the services described on a large scale commercial level.The forward-looking statements are made as of the date of this press release, and Net2Phone assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and the other information set forth from time to time in Net2Phone's reports filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

CONTACT:  Sarah Hofstetter
Net2Phone Corporate Communications
201-928-2882/ sarah@net2phone.com

Chris Wozny
Net2Phone Investor Relations
201-530-4064/ cwozny@net2phone.com